Exhibit (r)(1)

                           The BTOP50 CTA Index Fund
                                Code of Ethics


I.      Introduction.
        ------------

         The purpose of this Code of Ethics is to prevent Access Persons (as defined below) of the BTOP50 CTA Index Fund (the "Fund") from engaging in any act, practice or course of business prohibited by paragraph (b) of Rule 17j-l (the "Rule") under the Investment Company Act of 1940 (the "Act"). This Code of Ethics is required by paragraph (c) of the Rule. A copy of the Rule is attached to this Code of Ethics as Appendix 1.

         Access Persons of the Fund, in conducting their personal securities transactions, owe a fiduciary duty to the shareholders of the Fund. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions. All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person's interest and the interests of the Fund, or any abuse of an Access Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of the Fund's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of the Fund. While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein.


II.      Definitions.
         -----------
         In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

         1. "Access Person" means any trustee, officer or "advisory person" of the Fund. A list of the Fund's Access Persons is attached as Appendix 2 to this Code of Ethics and will be updated from time to time.

         2. "Advisory person" means (a) any employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a "Covered Security" by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of "Covered Securities".

         3. "Beneficial ownership" has the meaning set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, a copy of which is included as Appendix 3. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         4. "Asset Alliance" means Asset Alliance Advisors, Inc. the investment adviser of the Fund.

         5. "Asset Alliance Code" means the Code of Ethics adopted by Asset Alliance and Asset Alliance Investment Services, Inc. and approved by the Board.

         6. "Control" has the meaning set forth in Section 2(a)(9) of the Act.

         7. "Covered Security" has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high- quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies. A high-quality short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

         8. "Independent trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

         9. "Investment Personnel" of the Fund means (a) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund and (b) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         10. "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer or which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

         11. "Limited Offering" means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), 4(6) or Rule 504, 505 or 506 under the Securities Act of 1933.

         12. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.


III. Restrictions Applicable to Directors, Officers and Employees of Asset Alliance.
         ---------------------------------------------------------------------

         1. All Directors, officers and employees of Asset Alliance's investment advisory companies shall be subject to the restrictions, limitations and reporting responsibilities set forth in the Asset Alliance Code, respectively, as if fully set forth herein.

         2. Persons subject to this Section III shall not be subject to the restrictions, limitations and reporting responsibilities set forth in Sections
IV. and V. below.


IV.      Prohibitions; Exemptions.
         ------------------------

         1. Prohibited Purchases and Sales.
            ------------------------------

         A. No Access Person may purchase or sell, directly or indirectly, any Covered Security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

         (1) is being considered for purchase or sale by the Fund; or

         (2) is being purchased or sold by the Fund.

         2. Exemptions From Certain Prohibitions.

         A. The prohibited purchase and sale transactions described in paragraph IV.1 above do not apply to the following personal securities transactions:

         (1) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         (2) purchases or sales which are non-volitional on the part of either the Access Person or the Fund;

         (3) purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

         (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

         (5) any purchase or sale, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

         (6) any purchase or sale which the Compliance Officer of Asset Alliance (as defined in the Asset Alliance Code) approves on the grounds that its potential harm to the Fund is remote.

         3. Prohibited Recommendations.
            --------------------------

         An Access Person may not recommend the purchase or sale of any Covered Security to or for the Fund without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

         A. any direct or indirect beneficial ownership of any Covered Security of such issuer, including any Covered Security received in a private securities transaction;

         B. any contemplated purchase or sale by such person of a Covered Security;

         C. any position with such issuer or its affiliates; or

         D. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         4.       Pre-approval of Investments in Initial
                  Public Offerings or Limited Offerings.
                  -------------------------------------

         A. No Investment Personnel shall purchase any security (including, but not limited to, any Covered Security) issued in an initial public offering ("IPO") or a Limited Offering unless an officer of the Fund approves the transaction in advance. The Secretary shall maintain a written record of any decisions to permit these transactions, along with the reasons supporting the decision.


V.       Reporting.
         ---------

         1. Initial Holdings Reports.
            ------------------------

         No later than ten (10) days after a person becomes an Access Person, he or she must report to the Fund the following information:

                  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (iii) the date that the report is submitted by the Access Person.

         2. Quarterly Reporting.
            -------------------

         A. Every Access Person shall either report to the Fund the information described in paragraphs B and C below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D below.

         B. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

         (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

         (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (3) the price at which the transaction was effected;

         (4) the name of the broker, dealer or bank with or through whom the transaction was effected;

         (5) the date that the report is submitted by the Access Person; and

         (6) a description of any factors potentially relevant to an analysis of whether the Access Person may have a conflict of interest with respect to the transaction, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by the Fund.

         C. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, no later than 10 days after the end of a calendar quarter, an Access Person shall provide a report to the Fund containing the following information:

         (1) the name of the broker, dealer or bank with whom the Access Person established the account;

         (2) the date the account was established; and

         (3) the date that the report is submitted by the Access Person.

         D. If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the Fund.

         3. Annual Reporting.
            ----------------

         A. Every Access Person shall report to the Fund the information described in paragraph B below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.

         B. Annually, within 30 days of the end of each calendar year, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

         (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

         (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (3) The date that the report is submitted by the Access Person.

         4. Exceptions to Reporting Requirements.
            ------------------------------------

         A. An Access Person is not required to make a report otherwise required under paragraphs 1, 2 or 3 above with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence or control; provided, (however, that if the Access Person is relying upon the provisions of this paragraph 4(A) to avoid making such a report, the Access Person shall, not later than 10 days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

         B. An independent trustee of the Fund who would be required to make a report pursuant to paragraphs 1, 2 or 3 above solely by reason of being a trustee of the Fund is not required to make an initial holdings report under paragraph 1 above and an annual report under paragraph 3 above, and is only required to make a quarterly report under paragraph 2 above if the independent trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling the independent trustee's official duties as a trustee of the Fund, should have known that (a) the Fund has engaged in a transaction in the same security within the last 15 days or is engaging or going to engage in a transaction in the same security within the next 15 days, or (b) the Fund or Asset Alliance has within the last 15 days considered a transaction in the same security or is considering a transaction in the same security or within the next 15 days is going to consider a transaction in the same security.

         5. Annual Certification.
            --------------------

         A. All Access Persons are required to certify that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph A is attached to this Code of Ethics as Appendix 4.

         B. The Fund and Asset Alliance shall prepare an annual report to the Board of Trustees of the Fund to be presented at the first regular meeting of the Board after March 31 of each year and which shall:

         (1) Summarize existing procedures concerning personal investing, including pre-clearance policies and the monitoring of personal investment activity after pre- clearance has been granted, and any changes in the procedures during the past year;

         (2) describe any issues arising under the Code of Ethics or procedures since the last report to the Board including, but not limited to, information about any material violations of the Code of Ethics or procedures and the sanctions imposed during the past year;

         (3) identify any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practice or developments in applicable laws and regulations;

         (4) contain such other information, observations and recommendations as deemed relevant by the Fund or Asset Alliance; and

         (5) certify that the Fund, Asset Alliance have adopted Codes of Ethics with procedures reasonably necessary to prevent Access Persons from violating the provisions of Rule 17j-1(b) or this Code.

         6. Notification of Reporting Obligation and Review of Reports.
            ----------------------------------------------------------

         Each Access Person shall receive a copy of this Code of Ethics and be notified of his or her reporting obligations. All reports shall be promptly submitted upon completion to the Fund's Secretary who shall review such reports.

         7. Miscellaneous.
            -------------

         A. Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.


VI.      Confidentiality.
         ---------------

         No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund) any information regarding securities transactions by the Fund or consideration by the Fund or Asset Alliance of any such securities transaction.

         All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.


VII.     Sanctions.
         ---------

         Upon discovering a violation of this Code of Ethics, the Board of Trustees of the Fund may impose any sanctions it deems appropriate, including a letter of censure, the suspension or termination of any trustee, officer or employee of the Fund, or the recommendation to the employer of the violator of the suspension or termination of the employment of the violator.


Dated:   December 17, 2003

                                  Appendix 1

              Rule 17j-l under the Investment Company Act of 1940
              ---------------------------------------------------

                                  Appendix 2


          The following are "Access Persons" for purposes of the foregoing Code of Ethics:

Name                                        Title
----                                        -----
Trustees

Sol Waksman                                 Trustee
Bruce H. Lipnick                            Trustee
James R. Hocking                            Trustee
Gary L. Knapp                               Trustee
Robert Wysocki                              Trustee


Officers

Sol Waksman                                 Chairman
Stephen G. Bondi                            President
Gus Coutsouros                              Vice President and Treasurer
Jarod Riley                                 Assistant Treasurer
Xiao-Hong Jing                              Vice President and Secretary


Advisory Persons

Bruce H. Lipnick                            Chief Executive Officer & President
 Arnold L. Mintz                            Chief Operating Officer & Executive
                                            Vice President
Robin Silver-Merriweather                   Executive Administrative Assistant
Lynn Farricielli                            Assistant to the CEO
Elissa Zanetti                              Assistant to the CFO
Vivian Swift                                Receptionist & Administrative
                                            Assistant
Stephen G. Bondi                            Chief Financial Officer, Compliance
                                            Officer & Senior Vice President
Nathalie Dalrymple                          Controller
Elena Krupoff                               Assistant Controller
Glenn D. Springer                           Director of Fund Accounting
Jarod Riley                                 Associate Director of Fund
                                            Accounting
Sandra R. Borzomi                           Staff Accountant
Michael Wu                                  Strategic Planning and Research
                                            Analyst
Gus Coutsouros                              Vice President, Director of
                                            Operations and Compliance
Anthony R. Ciliberti                        Manager - Fund Operations
Ponraj Sakthivel                            Chief Technology Officer
Samir Begrajka                              Senior Systems Specialist
Barry A. Wintner                            Interim Director of Investment
                                            Research, Senior Financial and
                                            Research Analyst
Greg Mecca                                  Research Analyst
Daniel Axmer                                Research Analyst
Andrew Kinsey                               Quick, Financial and Research
                                            Analyst
Andrew Scott                                Research Analyst
Xiao-Hong Jing                              General Counsel & Senior Vice
                                            President
Melissa Joyce                               Compliance Manager & Senior
                                            Paralegal
Steven A. Lonsdorf                          Director of Marketing (Americas) &
                                            Senior Managing Director
Garry T. Collins                            Senior Associate Director
Ben Yaffee                                  Manager - Client Services
Frank Poerio                                Marketing Analyst
Jeffrey D. Cohen
John Siebel
Mark R. Tonucci
Michael E. Portnoy
Michael Azlen                               Senior Managing Director
Elliot Noma                                 Chief Risk Officer & Senior Vice
                                            President
Benjamin Lu                                 Risk Analyst
Amal Alibair                                Risk Analyst

                                  Appendix 3
                                  ----------

          Rule 16a-l(a)(2) under the Securities Exchange Act of 1934
          ----------------------------------------------------------

                                  Appendix 4
                                  ----------

CERTIFICATION FORM


         This is to certify that I have read and understand the Code of Ethics of the BTOP50 CTA Index Fund dated December 17, 2003 and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

         This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.


         Please sign your name here:_______________________


         Please print your name here:______________________


         Please date here:           ______________________





         Please sign two copies of this Certification Form, return one copy to Asset Alliance Advisors, Inc., Attn: Xiao-Hong Jing, and retain the other copy, together with a copy of the Code of Ethics, for your records.